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                                                                   EXHIBIT 10.11

                         CERTIFICATE OF DESIGNATION OF
                           PREFERENCES AND RIGHTS OF
                  SENIOR REDEEMABLE PREFERRED STOCK, SERIES B
                          (par value $.05 per share)

                                      OF

                           GOTHIC ENERGY CORPORATION

                             --------------------

                       Pursuant to Section 1032G of the
                       Oklahoma General Corporation Act

                             --------------------


     GOTHIC ENERGY CORPORATION, a corporation organized and existing under the Oklahoma General Corporation Act (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 1032G of the Oklahoma General Corporation Act, said Board of Directors duly adopted a resolution on April 23, 1998, which approved the filing of this Certificate of Designation and which resolution remains in full force and effect as of the date hereof.

     Pursuant to such resolution and the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, which series shall have the following powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation:

     1. Certain Definitions. As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.

     "Common Stock" of any Person means all capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person if such Person is a corporation or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.
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     "Corporation" means Gothic Energy Corporation, an Oklahoma corporation.

     "Dividend Payment Date" means April 1, July 1, October 1 and January 1, commencing July 1, 1998, unless such day is not a Business Day, in which case the Dividend Payment Date shall be the immediately succeeding Business Day.

     "Dividend Rate" has the meaning specified in Section 3 hereof.

     "Dividend Record Date" means a day 15 days preceding the Dividend Payment Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     "Fair Market Value" means with respect to the Corporation's Common Stock the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten days consisting of the day as of which "Fair Market Value" is being determined and the nine consecutive business days prior to such day; provided, that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" shall be the fair value thereof determined jointly by the Corporation and the Holders of a majority of the Series B Preferred Stock then outstanding; provided, that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and the Holders of a majority of the Series B Preferred Stock then outstanding. The determination of such appraiser shall be final and binding on the Corporation and the Holders, and the fees and expenses of such appraiser shall be paid jointly by the Corporation and the Holders.

     "Holder" means a registered holder of shares of Series B Preferred Stock.

     "Liquidation Preference" means $1,000 per share of Series B Preferred Stock plus, for purposes of Section 8 hereof, depending on whether such share is issued or accrued, in each case, accrued and unpaid dividends, whether or not declared, if any, thereon through the date such Liquidation Preference is paid.

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     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity.

     "Preferred Stock" means any capital stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other classes of capital stock issued by such Person.

     "Redemption Date" when used with respect to any shares of Series B Preferred Stock means the date fixed for such redemption of such shares of Series B Preferred Stock pursuant to Section 6 hereof.

     "Redemption Notice" has the meaning specified in Section 7(C) hereof.

     "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     "Series B Preferred Stock" means the Senior Redeemable Preferred Stock, Series B, par value $.05 per share, of the Corporation.

     2. Designation. The series of preferred stock established hereby shall be designated the "Senior Redeemable Preferred Stock, Series B" (and shall be referred to herein as the "Series B Preferred Stock") and the authorized number of shares of Series B Preferred Stock shall be 165,000 shares.

     3. Dividends. Holders will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable at a rate per annum (the "Dividend Rate") of 12% of the aggregate Liquidation Preference of the Series B Preferred Stock payable in additional shares of Series B Preferred Stock having an aggregate Liquidation Preference equal to the amount of such dividends due on any Dividend Payment Date ("PIK" Stock"); provided, however, that after April 1, 2000, at the Corporation's option, the dividends payable on any Dividend Payment Date on each share of Series B Preferred Stock may be paid in cash. Dividends will be cumulative and will accrue from the date of issuance and be payable quarterly in arrears as provided in the immediately preceding sentence on each Dividend Payment Date, commencing on July 1, 1998. Dividends, whether or not declared, will cumulate until declared and paid, when declaration and payment may be for all or part of the then-accumulated dividends. Each dividend shall be payable to Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Accumulated and unpaid dividends payable in Series B Preferred Stock will accrue dividends from the relevant Dividend Payment Date and be payable quarterly to the same extent as issued shares of Series B Preferred

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Stock. Dividends shall cease to accrue with respect to shares of the Series B
Preferred Stock on any Redemption Date with respect to such shares of Series B Preferred Stock redeemed on any such date.

     No dividends shall be declared or paid or set apart for payment on any Junior Stock (as defined) (other than dividends payable in Common Stock) for any period unless (the "Junior Distribution Condition") the Corporation has declared and paid in cash dividends on the Series B Preferred Stock for eight (8) consecutive quarters. When dividends are not paid in full upon the Preferred Stock, all dividends declared upon shares of the Preferred Stock shall be declared pro rata. Unless the Junior Distribution Conditions have been satisfied, no dividends (other than dividends payable in Common Stock) shall be declared or paid or set apart for payment or other distribution upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired by the Corporation for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation.

     4. Ranking. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of Common Stock of the Corporation and senior to all other classes or series of any class of Preferred Stock of the Corporation, whether currently outstanding or issued hereafter (collectively, the "Junior Stock").

     5.   Conversion.  The Preferred Stock shall be convertible as follows:

     (A) Optional Conversion. The Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the Holders, at the option of the Holders upon 90 days' prior written notice to the Corporation, on or after April 30, 2000 at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Liquidation Preference by the greater of $2.04167 and the Fair Market Value of the Corporation's Common Stock in effect at the time of conversion.

          Notwithstanding the foregoing, no Holder or "group" (as defined under the Exchange Act) of Holders shall be able to convert any shares of Series B Preferred Stock pursuant to this Section 5(A) to the extent that the conversion of such shares would cause such Holder or "group" of Holders to own or be deemed to own by The Nasdaq Stock Market more than 19.9% of the outstanding Common Stock of the Corporation prior to such conversion.

     (B) Merger, Consolidation or Disposition of Assets. Notwithstanding anything to the contrary contained in Section 5(A) in case a third party makes a tender offer for in excess of 50% of the outstanding Common Stock, or the Corporation shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation

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          and pursuant to the terms of such tender merger, consolidation or disposition, cash or shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of all or part of the Common Stock of the Corporation, then each Holder of a share of the Series B Preferred Stock shall have the right thereafter to receive, upon conversion of such share of Series B Preferred Stock at Fair Market Value conditional upon the consummation of such transaction, such cash or shares of Common Stock constituting the cash or number of shares of common stock of the successor or acquiring corporation, as the case may be, receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number shares of Common Stock into which one (1) share of the Series B Preferred Stock could be converted immediately prior to such event.

     (C) Mechanisms of Conversion. Before any Holder of the Series B Preferred Stock shall be entitled to convert the same into Common Stock, the Holder shall give 90 days' prior written notice to the Corporation and shall surrender to the Corporation at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, the certificate or certificates representing such Series B Preferred Stock, accompanied by written notice to the Corporation that the Holder elects to convert all or a specified number of such shares and stating therein his name or the name or names of his nominees in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of the Series B Preferred Stock or to his nominee or nominees a certificate representing the number of shares of Common Stock to which such Holder shall be entitled as aforesaid and, if less than the full number of shares of the Series B Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of the Series B Preferred Stock evidenced by such surrendered certificates less the number of such shares being converted. Dividends shall continue to accrue on shares of Series B Preferred Stock from the date of the notice of conversion through the date of conversion.

     (D) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of any Series B Preferred Stock. If the conversion of any shares of Series B Preferred Stock results in a fraction of a share of Common Stock, an amount equal to such fraction multiplied by the Fair Market Value per share of Common Stock on the day of delivery to the Corporation of notice of conversion of such shares or dividends, as applicable, shall be promptly paid by the Corporation to the Holder of such shares in immediately available funds.

     6. Voting Rights. Except as required by the Oklahoma General Corporation Act, or

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as set forth herein, the Holders shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation. On any matters on which the Holders shall be so entitled to vote, they shall be entitled to one vote for each share held. Except for the issuance of 50,000 shares of the Series B Preferred Stock to Chesapeake Gothic Corp., an Oklahoma corporation, pursuant to that certain Securities Purchase Agreement dated March 31, 1998, any remaining shares of Series B Preferred Stock can only be issued as PIK Stock and may not be issued for any other purpose or in any other manner without the prior approval of Holders of 75% of the Series B Preferred Stock.

     7.   Redemption.

     (A) Optional Redemption. (i) At any time prior to April 30, 2000, the Series B Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at the option of the Corporation in whole or, from time to time, in part, in the manner provided in Section 7(C) hereof at 105% of the Liquidation Preference of the Series B Preferred Stock so redeemed, payable in cash out of the net proceeds from a public or private offering of any equity security (as defined in the Exchange Act), plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date.

          (ii) At any time on or after April 30, 2000, the Series B Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at the option of the Corporation in whole or, from time to time, in part, in the manner provided in Section 7(C) hereof at any time at a redemption price equal to the Liquidation Preference of the Series B Preferred Stock so redeemed, payable in cash, plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date.

     (B) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Series B Preferred Stock on June 30, 2008 at a redemption price equal to the Liquidation Preference thereof, payable in cash or, at the option of the Corporation, in shares of Common Stock of the Corporation at Fair Market Value, plus accrued and unpaid dividends (whether or not declared).

     (C)  Procedure for Redemption.

     (i) In the event of a redemption of less than all of the Series B Preferred Stock, the shares so redeemed will be determined by the Corporation pro rata according to the number of shares held by each Holder.

     (ii) The Corporation shall send a written notice of redemption (the "Redemption Notice") by first-class mail, postage prepaid, not fewer than 3 days nor more than 30 days prior to the applicable Redemption Date to each Holder as of the record date fixed for such redemption

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of Series B Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

     (A) whether all or less than all the outstanding shares of Series B Preferred Stock are to be redeemed and the total number of shares of Series B Preferred Stock being redeemed;

     (B) the number of shares of Series B Preferred Stock held of record by that specific Holder that the Corporation intends to redeem;

     (C)   the applicable Redemption Date;

     (D) the manner and place or places at which payment for the shares called for redemption will, upon presentation and surrender to the Corporation of the Series B Preferred Stock Certificates evidencing the shares being redeemed, be made; and

     (E) that dividends on the shares of Series B Preferred Stock being redeemed shall cease to accrue on the applicable Redemption Date.

     (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the shares of Series B Preferred Stock being redeemed on the applicable Redemption Date. As a condition of payment of the applicable redemption price, each Holder of Series B Preferred Stock must surrender a Series B Preferred Stock Certificate or Certificates representing the shares of Series B Preferred Stock being redeemed by the Corporation in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, on and after the applicable Redemption Date when and as certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series B Preferred Stock Certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (iv) On the applicable Redemption Date, unless the Corporation defaults in the payment of the applicable redemption price, dividends will cease to accrue with respect to the shares of Series B Preferred Stock called for redemption, regardless of whether the Holder has surrendered the Series B Preferred Stock certificate representing same. All rights of Holders of such redeemed shares will terminate except for the right to receive the applicable redemption price.

     8.    Information.

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

     So long as any of the Series B Preferred Stock remains outstanding, the Corporation shall provide to each Holder, within ten (10) days of filing, such periodic and other reports as the Corporation is required to file under the Exchange Act. Such reports shall be mailed to the Holder at its address as it appears on the stock records of the Corporation or such other address as the Holder may have provided.

     9.   Payment on Liquidation.

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, Holders of Series B Preferred Stock will be entitled to receive an amount in cash equal to the Liquidation Preference, before any distribution is made on any Common Stock or other Preferred Stock of the Corporation. After payment of the full amount of the Liquidation Preference to which they are entitled, Holders of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

     (B) For the purposes of this Section 9, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more corporations shall be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

     10. Exclusion of Other Rights. Except as may otherwise be required by the Oklahoma General Corporation Act, shares of the Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Corporation's Certificate of Incorporation, as amended. Except as otherwise provided in writing, no shares of Series B Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Corporation.

     11. Reissuance of Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the Oklahoma General Corporation Act) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, except the Series B Preferred Stock.

     12. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     13. Headings of Subdivisions. The headings of the various subdivisions hereof are

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

for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     14. Severability of Provisions. If any right, preference or limitation of the Series B Preferred Stock set forth in this Certificate of Designation (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     15. Notice. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next-day air courier or certified, first-class mail to the Corporation at its principal executive offices (currently located at 5727 South Lewis Avenue, Suite 700, Tulsa Oklahoma 74105).

     16. Amendments. Any provisions of this Certificate of Designation may be amended by the Corporation, or waived by the Holders, in each case with the written consent of Holders representing a majority of the outstanding shares of Series B Preferred Stock.

     IN WITNESS WHEREOF, Gothic Energy Corporation has caused this Certificate of Designation of Preferences and Rights of its Series B Preferred Stock to be signed and attested by its duly authorized officers, this 24th day of April, 1998.

                              GOTHIC ENERGY CORPORATION



                              By:
                                 -----------------------------------------------
                                 Michael K. Paulk
                                 President



                              ATTEST:



                              By:
                                 -----------------------------------------------
                                 R. Andrew McGuire
                                 Secretary

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